As filed with the Securities and Exchange Commission on September 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	95-2623879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Avenue of the Stars, Suite 1225

Los Angeles, California 90067

(310) 552-1834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Rozek

Executive Vice President, Chief Financial Officer and Chief Corporate Officer

Korn Ferry

1900 Avenue of the Stars, Suite 1225

Los Angeles, California 90067

(310) 552-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ari Lanin, Esq.

Gibson, Dunn & Crutcher LLP

2000 Avenue of the Stars, Suite 1200N

Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

KORN FERRY

3,118,628 shares of Common Stock

This prospectus covers the offer and resale from time to time of an aggregate of up to 3,118,628 shares of our common stock, $0.01 par value per share (the “Shares”), by the selling stockholders identified in this prospectus (the “Selling Stockholders”). The Shares were issued to such Selling Stockholders as consideration pursuant to the terms of that certain Sale and Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”) we entered into on June 27, 2026 with Auxey Holdings (Lux) S.A.S., a company incorporated in the Grand Duchy of Luxembourg, OMERS Administration Corporation, a corporation continued pursuant to the Ontario Municipal Employees Retirement System Act, 2006, AMS CayCo Ltd., a company incorporated in the Cayman Islands, and certain other parties. We are registering the resale of the Shares covered by this prospectus as required by the Purchase Agreement.

We are not offering or selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale by the Selling Stockholders of the Shares.

Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.

We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution” on page 10. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the Shares.

Our common stock is traded on The New York Stock Exchange under the symbol “KFY.” On September 2, 2026, the closing sale price of our common stock on The New York Stock Exchange was $83.59 per share.

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read “Risk Factors” on page  3 of this prospectus as well as the risk factors and other information contained in any applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 3, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the Shares the Selling Stockholders may offer. Each time the Selling Stockholders sell the Shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find More Information” for more information.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and the Selling Stockholders are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell our common stock. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Unless otherwise specified, when used in this prospectus, the terms “the Company,” “Korn Ferry,” “issuer,” “Registrant,” “we,” “our,” and “us” refer to Korn Ferry and, where appropriate, its consolidated subsidiaries.

About Korn Ferry

We are a global consulting firm that powers individual and business performance. The impact we create spans entire organizations, but it always starts with people.

In every market and every technology shift, strategy sets direction, but people make it happen. They lead, adapt, innovate and execute the work that moves organizations forward.

For more than 50 years, we have studied how people and organizations perform. With decades of workforce intelligence and real-world experience, we’ve built a deep understanding of what drives organizational success, what gets in the way and what needs to change. We put that insight into practice every day.

We work across the full organization—from strategy and leadership to hiring, development, rewards, and the roles, skills and workforce models needed for the future. While many firms address individual parts of that system, we look across and connect them. By aligning leaders, teams and organizations around a common definition of success, we help organizations make better decisions, execute with confidence and achieve stronger outcomes.

Clients increasingly engage us through integrated, multi-year relationships that span a broad range of offerings and scalable delivery models. Our reach reflects the trust clients place in us. Across fiscal years 2025 and 2026, we worked with 94% of the S&P 100, 82% of the S&P 500, 86% of the S&P Europe 350, and 96% of Fortune’s Top 50 World’s Most Admired. These relationships span regions, industries and business models, reinforcing our role as a partner to many of the world’s leading and complex organizations.

In fiscal 2026, we were named a Founding Partner of the LA28 Olympic and Paralympic Games and the Official Talent and Organizational Consulting Partner. Entrusted to build and align the 5,000+ people who will power the Games, we are helping shape the workforce, leadership structure and organizational capabilities required to deliver one of the world’s most visible and operationally complex global events, work that reflects our broader role in helping organizations to succeed in high-stakes environments at pace and scale.

Our principal executive offices are located at 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067. Our telephone number is (310) 552-1834 and our Internet address is www.kornferry.com. References to our website in this prospectus are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose, except as set forth below under “Incorporation of Certain Information by Reference.” Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Common Stock Offered by the Selling Stockholders	3,118,628 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by this prospectus. See “Use of Proceeds” and “Selling Stockholders.”

Plan of Distribution	The Selling Stockholders may sell all or a portion of the Shares owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors	Investing in our common stock involves risk. See “Risk Factors” and other information included or incorporated into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

NYSE Symbol	KFY

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our business, results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties are described in the risk factors section of the documents that are incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the year ended April 30, 2026, as such risk factors may be updated in our other filings with the SEC. Any subsequent prospectus supplement may contain a discussion of additional risks applicable to an investment in us. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement before you invest in our securities.

Our business, financial condition, results of operations, cash flows and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

FORWARD-LOOKING STATEMENTS

This prospectus and any subsequent prospectus supplement, including the information we incorporate by reference, may contain certain statements that we believe are, or may be considered to be, “forward-looking” statements, within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “likely,” “estimates,” “potential,” “continue” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals, including the timing and anticipated impacts of our business strategy, expected demand for and relevance of our products and services, and expected results of our business diversification strategy, are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or outcomes, or the timing of our results or outcomes, to differ materially from those contemplated by the relevant forward-looking statement. The principal risk factors that could cause actual performance, results, outcomes and timing and future actions to differ materially from the forward-looking statements include, but are not limited to, those relating to global and local political and/or economic developments in or affecting countries where we have operations, such as inflation, trade wars, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, maintaining our relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in governmental laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance and develop new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, the impact of treaties or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the use of social media platforms, the ability to effect acquisitions and integrate acquired businesses (including that of AMS), the ability to recognize the anticipated benefits of the acquisition of AMS which may be affected by, among other things, our ability to maintain relationships with clients and suppliers and retain key employees, costs related to the acquisition of AMS, resulting organizational changes, our indebtedness, the ultimate magnitude and duration of any future pandemics or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, and the matters disclosed under the heading “Risk Factors” in our Exchange Act reports, including Item 1A in our most recent Annual Report on Form 10-K.

Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this prospectus and any subsequent prospectus supplement, including the information we incorporate by reference, are made only as of the date hereof or thereof, and we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events, circumstances or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered by this prospectus.

The net proceeds from the sale of the Shares offered by this prospectus will be received by the Selling Stockholders. The Selling Stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the Selling Stockholders for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholders in disposing of the Shares, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

DESCRIPTION OF COMMON STOCK

General

The following description summarizes important terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth herein, you should refer to our Restated Certificate of Incorporation (the “Charter”) and our Eighth Amended and Restated Bylaws (the “Bylaws”), both of which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference into this prospectus, and to the applicable provisions of Delaware law. See “Where You Can Find More Information.”

Our authorized capital stock consists of 200,000,000 shares, each with a par value of $0.01 per share, of which:

•	150,000,000 shares are designated as common stock, of which 54,558,851 shares were outstanding as of September 1, 2026; and

•	50,000,000 shares are designated as preferred stock, none of which were outstanding as of September 1, 2026.

Common Stock

Voting

Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders. Under our Bylaws, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. All other matters, unless otherwise provided by our Charter, Bylaws, the rules or regulations of any stock exchange applicable to us, or as otherwise provided by law or pursuant to any regulation applicable to us, shall be decided by the affirmative vote of the holders of a majority in voting power of our outstanding shares which are present in person or by proxy and entitled to vote thereon.

Dividends

Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. On December 8, 2014, our board of directors adopted a dividend policy reflecting an intention to distribute to each holder of common stock a regular quarterly cash dividend of $0.10 per share. As of March 5, 2026, the amended dividend policy adopted by our board of directors provides for an intention to distribute a regular quarterly cash dividend of $0.55 per share. The declaration and payment of future dividends under the quarterly dividend policy will be at the discretion of our board of directors, will depend upon many factors, and may be amended, revoked or suspended by our board of directors at any time and for any reason.

Other Rights

Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. All outstanding shares of common stock are fully paid and non-assessable.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, individually or together with that person’s affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between an interested stockholder and us is prohibited unless it satisfies one of the following conditions:

•

prior to the time the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certain Anti-Takeover Effects

Certain provisions of our Charter and Bylaws summarized below may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be given in writing in a timely manner to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices of not less than 90 days prior to the anniversary of the prior year’s annual meeting, nor more than 120 days prior to the anniversary of the prior year’s annual meeting. The notice must contain certain information specified in our Bylaws.

Blank Check Preferred Stock

Our Charter provides for 50,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interests, our board of directors could issue preferred stock without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, our Charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and nonvoting common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of us.

No Cumulative Voting

Our Charter does not grant stockholders the right to vote cumulatively.

No Written Consent of Stockholders

Our Charter does not permit our stockholders to act by written consent without a meeting, unless the action to be taken by written consent of stockholders and the taking of such action by written consent shall have been expressly approved by our board of directors in advance of the taking of such consent.

Special Meetings of Stockholders

Special meetings of stockholders (i) may be called by our board of directors, the chair of the board, the Chief Executive Officer, or the President, and (ii) shall be called by the chair of the board or the Secretary of the Company upon the written request of one or more persons that own shares representing at least twenty-five percent (25%) of the outstanding shares of common stock and who comply with all of the requirements and procedures set forth in our bylaws to require us to call a special meeting.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “KFY.”

SELLING STOCKHOLDERS

This prospectus covers the potential resale from time to time of an aggregate of up to 3,118,628 Shares by the Selling Stockholders identified in this prospectus. The Shares were issued to such Selling Stockholders pursuant to the terms of the Purchase Agreement. We are registering the resale of the Shares covered by this prospectus as required by the Purchase Agreement.

The Selling Stockholders may sell some, all or none of their Shares covered by this prospectus. We do not know how long the Selling Stockholders will hold their Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of their Shares. The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of Shares covered by this prospectus each of the Selling Stockholders will own in the future.

The table below sets forth the number of Shares that each Selling Stockholder may offer pursuant to this prospectus, as well as each Selling Stockholder’s beneficial ownership of our common stock prior to and following their sale of Shares covered by this prospectus. Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power over securities. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

For purposes of calculating the number of Shares saleable pursuant to this prospectus, we have assumed that all of the Shares held by the Selling Stockholders covered by this prospectus are sold. All information with respect to common stock ownership of the selling stockholders was furnished by each of the selling stockholders and is as of September 1, 2026, and assumes 54,558,851 shares of common stock outstanding as of September 1, 2026.

	Beneficial Ownership Prior to the Date of this Prospectus		Beneficial Ownership Assuming the Sale of All Shares Registered pursuant to this Prospectus
Name	Number of Shares	Percent of Outstanding Common Stock	Number of Shares	Percent of Outstanding Common Stock
OMERS Administration Corporation (1)	2,864,155	5.2%	—	—
AMS CayCo Ltd. (2)	254,473	*	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Consists of 2,864,155 shares of common stock owned directly by OMERS Administration Corporation (“AC”). AC is the administrator of the OMERS Primary Pension Plan and trustee of the pension funds. The OMERS Primary Pension Plan is a multi-employer pension plan providing defined pension benefits to local government employees in the Province of Ontario, Canada. The business address of AC is 900-100 Adelaide St W, Toronto, M5H 0E2, Canada.

(2)

Consists of 254,473 shares of common stock owned directly by AMS CayCo Ltd. AMS CayCo Ltd. Is wholly owned by New Mountain Partners IV Cayman (AIV-A), L.P. The general partner of New Mountain Partners IV (AIV-A), L.P. is New Mountain Investments IV, L.L.C. and the manager of New Mountain Partners IV (AIV-A), L.P. is New Mountain Capital, L.L.C. Steven B. Klinsky is the managing member of New Mountain Investments IV, L.L.C. The managing member of New Mountain Capital, L.L.C. is New Mountain Capital Group, L.P. The general partner of New Mountain Capital Group, L.P. is NM Holdings GP, L.L.C, and Mr. Kinsky is the managing member of NM Holdings GP, L.L.C. New Mountain Investments IV, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of New Mountain Partners IV (AIV-A), L.P. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of New Mountain Partners IV (AIV-A), L.P. As a result of the foregoing, Mr. Kinsky may be deemed to share beneficial ownership of the shares held by AMS CayCo Ltd. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 1633 Broadway, 48th Floor, New York, New York 10019.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

market transactions (including through at-the-market offerings), including transactions on a national securities exchange, inter-dealer system of a registered national securities association, quotations service or over-the-counter market;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	directly to one or more purchasers;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	delayed delivery requirements;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or any transfer upon the foreclosure under such pledge;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If we are notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the Selling Stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

Under the securities laws of some U.S. states, shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We have advised the Selling Stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

We will pay all of the expenses incurred in connection with the registration of the Shares.

LEGAL MATTERS

The validity of the securities offered pursuant to this registration statement will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2026, and the effectiveness of our internal control over financial reporting as of April 30, 2026, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. We make available on or through our website, http://www.kornferry.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus except as set forth below under “Incorporation of Certain Information by Reference.”

The SEC also maintains a website that contains reports, proxy and information statements, and other information about issuers, like Korn Ferry, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed below under “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and our securities. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the year ended April 30, 2026 filed with the SEC on June 26, 2026;

•	Our Current Reports on Form 8-K filed on June 22, 2026, June 29, 2026, August 3, 2026, August 6, 2026, August 19, 2026, and September 1, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 from our Definitive Proxy Statement (other than information furnished rather than filed) for our 2026 Annual Meeting of Stockholders, which was filed with the SEC on August 7, 2026; and

•	The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K, filed June 28, 2019, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of our offering of securities shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, at 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067 or may be made telephonically at (310) 552-1834.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus or any prospectus supplement. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

KORN FERRY

3,118,628 shares of Common Stock

PROSPECTUS

September 3, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. None of the expenses listed below are to be borne by any of the Selling Stockholders named in the prospectus that forms a part of this registration statement. All amounts, except the SEC registration fee, are estimates:

Registration Fee—Securities and Exchange Commission	$36,000
Printing Fees and Expenses*	$5,000
Accounting Fees and Expenses*	$55,000
Legal Fees and Expenses*	$75,000
Transfer Agent Fees and Expenses*	$2,500
Miscellaneous*	—

Total	$173,500

*	Estimated solely for purposes of this Item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers.

The Company’s Restated Certificate of Incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation and its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director derived an improper personal benefit.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

We have entered into indemnification agreements with some of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our Restated Certificate of Incorporation or our Eighth Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibit Index.

Exhibit Number	Description

2.1+	Stock Purchase Agreement by and between HG (Bermuda) Limited and Korn/Ferry International, dated as of September 23, 2015, filed as Exhibit 2.1 to the Company’s Form 8-K, filed September 24, 2015.

2.2+	Letter Agreement dated November 30, 2015, by and between Korn/Ferry International and HG (Bermuda) Limited, filed as Exhibit 2.1 to the Company’s Form 8-K, filed December 2, 2015.

2.3+	Letter Agreement dated April 19, 2018, by and between Korn/Ferry International and HG (Bermuda) Limited.

2.4+#	Sale and Purchase Agreement, dated as of June 27, 2026, by and between, Auxey Holdings (Lux) S.A.S., OMERS Administration Corporation, AMS CayCo Ltd., the management share sellers identified in Part 2 of Schedule 1 thereto, the management beneficial interest sellers identified in Part 3 of Schedule 1 thereto, Ocorian Limited, acting in its capacity as trustee of the Auxey Equity Plan Employee Trust and nominee on behalf of the management beneficial interest sellers, and Korn Ferry, filed as Exhibit 2.1 to the Company’s Form 8-K, filed June 29, 2026.

2.5+	Management Warranty Deed, dated as of June 27, 2026, by and between the persons set out in Schedule 1 thereto and Korn Ferry, filed as Exhibit 2.2 to the Company’s Form 8-K, filed June 29, 2026.

2.6+	Deed of Amendment, dated as of July 29, 2026, by and between Auxey Holdings (Lux) S.A.S., OMERS Administration Corporation, AMS CayCo Ltd., Rosaleen Blair, Ocorian Limited, acting in its capacity as trustee of the Auxey Equity Plan Employee Trust and nominee on behalf of the Management Beneficial Interest Sellers, and Korn Ferry, filed as Exhibit 2.1 to the Company’s Form 8-K, filed August 3, 2026.

Exhibit Number	Description

2.7+	Deed of Amendment, dated as of August 31, 2026, by and among Auxey Holdings (Lux) S.A.S., Ocorian Limited, acting in its capacity as trustee of the Auxey Equity Plan Employee Trust and nominee on behalf of the Management Beneficial Interest Sellers, and Korn Ferry Global Holdings (UK) Limited, filed as Exhibit 2.1 to the Company’s Form 8-K, filed September 1, 2026.

3.1+	Restated Certificate of Incorporation of the Company, dated June 10, 2026, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed June 26, 2026.

3.2+	Eighth Amended and Restated Bylaws, effective May 26, 2023, filed as Exhibit 3.1 to the Company’s Report on Form 8-K, filed May 30, 2023.

4.1+	Form of Common Stock Certificate of the Company, filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed June 28, 2019.

4.2+	Description of Securities, filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K, filed June 28, 2019.

4.3+	Indenture, dated as of December 16, 2019, by and among Korn Ferry, an issuer, certain subsidiaries of Korn Ferry, as guarantors thereto, and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1 to the Company’s Form 8-K, filed December 16, 2019.

5.1*	Opinion of Gibson, Dunn & Crutcher

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page).

107*	Filing Fee Table

*	Filed herewith.
+	Incorporated herein by reference.
#

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on September 3, 2026.

KORN FERRY

By:	/s/ Robert P. Rozek
Robert P. Rozek
Executive Vice President, Chief Financial Officer and Chief Corporate Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Korn Ferry hereby severally constitutes and appoints Robert P. Rozek and Jonathan M. Kuai, and each of them singly, his or her true and lawful attorneys-in-fact and agent, with full power to them and each of them singly, with full and several power of substitution and resubstitution, to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 3, 2026.

Name	Title	Date

/s/ Gary D. Burnison Gary D. Burnison	President & Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2026

/s/ Robert P. Rozek Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer (Principal Financial Officer and Principal Accounting Officer)	September 3, 2026

/s/ Jerry P. Leamon Jerry P. Leamon	Chairman of the Board and Director	September 3, 2026

/s/ Doyle N. Beneby Doyle N. Beneby	Director	September 3, 2026

/s/ Laura M. Bishop Laura M. Bishop	Director	September 3, 2026

/s/ Matthew J. Espe Matthew J. Espe	Director	September 3, 2026

Name	Title	Date

/s/ Russell A. Hagey Russell A. Hagey	Director	September 3, 2026

/s/ Angel R. Martinez Angel R. Martinez	Director	September 3, 2026

/s/ Lori J. Robinson Lori J. Robinson	Director	September 3, 2026

/s/ Peter A. Shimer Peter A. Shimer	Director	September 3, 2026